                                                                    EXHIBIT 10.2

                          TRANSITION SERVICES AGREEMENT


         This Transition Services Agreement ("Agreement") is made and entered into this 19th day of September, 2002, by and between ConAgra Foods, Inc., Inc., a Delaware corporation ("CAGCO"), Monfort Finance Company, Inc., a Colorado corporation ("Cattleco"), and each of the other companies listed on the signature pages hereto (the "Companies").

RECITALS:

         (a) Pursuant to the Agreement (the "Definitive Agreement") dated as of May 20, 2002, by and among S&C Holdco, Inc. (now known as Swift Foods Company, "HOLDCO"), CAGCO and HMTF Rawhide, L.P., as amended, CAGCO agreed to enter into, and HOLDCO agreed to cause the Companies to enter into, a transition services agreement pursuant to which (i) CAGCO shall provide to the Companies certain transition services which have heretofore been provided to the Companies by CAGCO, (ii) Swift Beef Company (formerly known as ConAgra Beef Company, "Beefco") shall provide to CAGCO certain transition services which have heretofore been provided to CAGCO by Beefco, and
                  (iii) CAGCO shall provide to Cattleco certain transition services that have heretofore been provided to Cattleco by CAGCO.

         (b) HOLDCO has requested that for a limited period of time CAGCO continue to provide the services set forth on Schedule "A" (the "CAGCO Services") to the Companies in a manner consistent with the manner in which the CAGCO Services have heretofore been provided by CAGCO to the Companies.

         (c) CAGCO has requested that for a limited period of time Beefco continue to provide the services set forth on Schedule "B" (the "Beefco Services") to CAGCO in a manner consistent with the manner in which the Beefco Services have heretofore been provided by Beefco to CAGCO.

         (d) HOLDCO and CAGCO have agreed that for a limited period of time CAGCO shall provide the services set forth on Schedule "C" (the "Cattleco Services" and together with the Beefco Services and the CAGCO Services, the "Services") to Cattleco in a manner consistent with the manner in which Cattleco Services have heretofore been provided to Cattleco by CAGCO.

         (e) CAGCO, Cattleco and the Companies are willing to enter into this Agreement and to provide the Services upon the terms and conditions hereinafter set forth.

AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated with and made a part of this Agreement, and in further consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

         1. CAGCO SERVICES. Upon the terms and subject to the conditions contained herein, CAGCO agrees to provide the CAGCO Services to the Companies in a manner consistent with the manner in which the CAGCO Services have heretofore been provided by CAGCO to the Companies. The Companies shall have the right to terminate one or more of the CAGCO Services by giving at least thirty (30) days prior written notice to CAGCO. Except for those third parties historically retained by CAGCO with respect to the Services, CAGCO agrees not to retain additional third parties except where it does not have internal resources that can provide the applicable Service on a commercially reasonable basis.

         2. BEEFCO SERVICES. Upon the terms and subject to the conditions contained herein, Beefco agrees to provide the Beefco Services to CAGCO in a manner consistent with the manner in which the Beefco Services have heretofore been provided by Beefco to CAGCO. CAGCO shall have the right to terminate one or more of the Beefco Services by giving at least thirty (30) days prior written notice to Beefco.

         3. CATTLECO SERVICES. Upon the terms and subject to the conditions contained herein, CAGCO agrees to provide the Cattleco Services to Cattleco in a manner consistent with the manner in which the Cattleco Services have heretofore been provided by CAGCO to Cattleco. Cattleco shall have the right to terminate one or more of the Cattleco Services by giving at least thirty (30) days prior written notice to CAGCO.

         4. CAGCO TERM. The CAGCO Services shall be provided by CAGCO for a period of twelve (12) months following the date hereof, with the exception of those CAGCO Services terminated pursuant to
                  Section 1 above and except as otherwise provided on Schedule "A"; provided, however, that the Companies shall use all commercially reasonable efforts to locate, as soon as practicable after the date hereof, third-party services in replacement of the CAGCO Services. The parties may agree to extend any such time period by mutual written agreement.

         5. BEEFCO TERM. The Beefco Services shall be provided by Beefco for a period of twelve (12) months following the date hereof, with the exception of those Beefco Services terminated pursuant to Section 2 above; provided, however, that CAGCO shall use all commercially reasonable efforts to locate, as soon as practicable after the date hereof, third-party services in replacement of the Beefco Services. The parties may agree to extend such time period by mutual written agreement.

         6. CATTLECO TERM. The Cattleco Services shall be provided by CAGCO for a period of twelve (12) months following the date hereof, with the exception of those Cattleco Services terminated pursuant to Section 3 above and except as otherwise provided on Schedule "C"; provided, however, that Cattleco shall use all commercially reasonable efforts to locate, as soon as practicable after the date hereof, third-party services in replacement of the Cattleco Services. The parties may agree to extend such time period by mutual written agreement.

         7. CONSIDERATION. As consideration for the performance of the CAGCO Services hereunder, the Companies shall pay CAGCO the amounts set forth on Schedule "A". In addition, the Companies shall pay all sales, use or similar taxes payable with respect to the performance of the CAGCO Services. As consideration for the performance of the Beefco Services hereunder, CAGCO shall pay Beefco the amounts set forth on Schedule "B". In addition, CAGCO shall pay all sales, use or similar taxes payable with respect to the performance of the Beefco Services. As consideration for the performance of Cattleco Services hereunder, Cattleco shall pay CAGCO the amounts set forth on Schedule "C". In addition, Cattleco shall pay all sales, use or similar taxes payable with respect to the performance of the Cattleco Services. Each party shall invoice the other applicable parties monthly for the respective Services provided. Payment shall be made within five (5) days of receipt of the invoice. If a payment amount is not received by the applicable party by such date, then a late payment charge equal to 1.5% per month shall be paid by the party from which such payment was due on all amounts due but not received on or before the due date by the party due such payment. If the Companies, Cattleco or CAGCO terminate any of the services to be provided prior to the expiration of the applicable term for the provision of such services as set forth on Schedule "A", Schedule "B" or Schedule "C", they will be responsible for payment only for the services provided through the date of such termination . Fees set forth on Schedule "A", Schedule "B", and Schedule "C" are for CAGCO's fiscal year 2003 only. To the extent any Services are provided during CAGCO's fiscal year 2004, fees payable thereunder shall be based upon amounts allocated to such services for other CAGCO divisions and operating companies in CAGCO's fiscal year 2004 budget using the same methodology used to derive the fees on Schedule "A" through Schedule "D".

         8. COOPERATION. Each of the parties hereto shall cooperate fully with the other parties hereto by promptly providing any and all information, personnel and equipment consistent with past practice deemed necessary by the party performing the Services for the performance of the Services and by accepting the Services in a manner consistent with past practices.

         9. LIMITATIONS ON SERVICES PROVIDED. CAGCO shall provide the CAGCO Services to the Companies, Beefco shall provide the Beefco Services to CAGCO and CAGCO shall provide the Cattleco Services to Cattleco, in a manner consistent with past practices. To the extent services are hereafter identified that have been historically provided by CAGCO to the Companies, by Beefco to CAGCO or by CAGCO to Cattleco but which are not included in Schedules "A", "B" or "C", the parties agree to negotiate in good faith for the provision of such services and the compensation to be paid therefor, in each case in a manner and on terms consistent with past practices. It is understood and agreed by the Companies, CAGCO and Cattleco that neither CAGCO nor Beefco assumes any liability or responsibility whatsoever to the other parties hereto other than to perform the Services in good faith. It is further understood and agreed by the Companies, CAGCO and Cattleco that, so long as CAGCO, on the one hand, and Beefco on the other hand, performs its respective Services in good faith, neither CAGCO nor Beefco shall be liable to the other parties hereto with respect to such Services except by reason of acts of CAGCO, on the one hand, and Beefco, on the other hand, consisting of willful misconduct or gross negligence on CAGCO's or Beefco's part, respectively. With respect to services of the employees of the foreign sales offices of Beefco and CAGCO to be provided the other party as provided in Schedule "A" and Schedule "B", Beefco and CAGCO each agree that while such employees are providing services for and in the name of Beefco or CAGCO, as applicable, they shall be subject to the supervision of such party, and that the party on whose behalf and in whose name such services are being rendered shall be responsible for the acts and omissions of such individuals and that the employer of such individuals shall not have any liability to any third party for the acts or omissions of such individuals.

         10. CONFIDENTIAL INFORMATION. Each party acknowledges that in connection with this Agreement it may receive certain confidential information ("Confidential Information"). The receiving party shall not at any time disclose the Confidential Information to any person, firm, partnership, corporation or other entity (other than persons employed by the receiving party and having a need to access the Confidential Information) for any reason whatsoever, nor shall the receiving party use the Confidential Information for its benefit or for the benefit of any person, firm, partnership or affiliates during the term of this Agreement and for a period of two (2) years after the termination hereof unless required by any governmental authority or in response to any valid legal process. Each party shall take all actions necessary to ensure that its employees and representatives having access to the Confidential Information are bound by the terms of this Agreement. Confidential Information shall not include information which (i) was in the receiving party's possession prior to disclosure (information is being transferred by such party under the Definitive Agreement), (ii) is hereafter independently developed by the receiving party, (iii) lawfully comes into the possession of the receiving party, or (iv) is now or subsequently becomes, through no act or failure to act by the receiving party, publicly available. CAGCO and Beefco each also acknowledges that data developed by it for another party in connection with the performance of its obligations hereunder shall be the property of such other party and that such other party shall retain all right, title and interest to such data.

         11.      INDEMNITY.

         11.1 INDEMNITY BY THE COMPANIES. During the course of, and upon and after termination of this Agreement for any reason whatsoever, the Companies hereby, jointly and severally, agree to indemnify and hold CAGCO harmless from and against any loss, liability, damage or expense whatsoever (including court costs and reasonable attorneys' fees) (collectively, "Costs") incident to any claim, action or proceedings (each a "Claim") against CAGCO which arise out of or relate to the performance of the CAGCO Services, except acts of CAGCO constituting willful misconduct, gross negligence or, except as provided in Footnote 1 on Schedule "A" attached hereto, breaches or other violations of contracts and agreements (or increases in fees payable with respect to such contracts and agreements, including license fees, etc.) to which CAGCO or any CAGCO subsidiary or affiliate is a party or is bound that relate to the performance of any CAGCO Services. In addition, Beefco agrees to indemnify CAGCO from and against any Costs incident to any Claims from any third party that such third party is entitled to receive any payment, reimbursement or other amounts from CAGCO as a result of the provision of the Beefco Services.

         11.2 INDEMNITY BY CAGCO. During the course of, and upon and after termination of this Agreement for any reason whatsoever, except as provided in Footnote 1 on Schedule "A" attached hereto, CAGCO hereby agrees to indemnify and hold Beefco harmless from and against any Costs incident to any Claim against Beefco which arise out of or relate to the performance of the Beefco Services, except acts of Beefco constituting willful misconduct, gross negligence or breaches or other violations of contracts and agreements (or increases in fees payable with respect to such contracts and agreements, including license fees, etc.) to which Beefco or any Beefco subsidiary is a party or is bound that relate to the performance of any Beefco Services. In addition, CAGCO agrees to indemnify the Companies and Holdco from and against any Costs incident to any Claims from any third party that such third party is entitled to receive any payment, reimbursement or other amounts from any of the Companies or Holdco as a result of the provision of the CAGCO Services or the Cattleco Services.

         11.3 INDEMNITY BY CATTLECO. During the course of, and upon and after termination of this Agreement for any reason whatsoever, except as provided in Footnote 1 of Schedule "A", Cattleco hereby agrees to indemnify and hold CAGCO harmless from and against any Costs incident to any Claim against CAGCO which arise out of or relate to the performance of the Cattleco Services, except acts of CAGCO constituting willful misconduct, gross negligence or breaches or other violations of contracts and agreements (or increases in fees payable with respect to such contracts and agreements, including license fees, etc.) to which CAGCO or any CAGCO subsidiary is a party or is bound that relate to the performance of any Cattleco Services.

         12       MISCELLANEOUS.

         12.1 NON-ASSIGNABILITY. None of the parties hereto shall assign its rights or delegate its duties under this Agreement without the prior written consent of the other parties hereto; provided, however, that to the extent requested by Beefco's senior lenders, the parties shall execute and deliver such documents as may be necessary to effect a collateral assignment of the rights arising hereunder, except rights with respect to Cattleco Services to be provided to Cattleco by CAGCO. Any attempted assignment or designation in contravention of this provision shall be void. Subject to the foregoing, this Agreement shall be binding on, and inure to the benefit of, the parties and their respective affiliates, successors and assigns. For purposes of this Agreement, an assignment shall be deemed to occur upon a transfer of 50% or more of the capital stock of the respective party entitled to vote for the election of directors, either directly or indirectly, whether by merger, consolidation, stock transfer or otherwise.

         12.2 GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, irrespective of the choice-of-laws principles of the State of Delaware.

         12.3 THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided in this Agreement, the provisions of this Agreement are for the benefit of the parties hereto and not for any other person. This Agreement shall not provide any third person with any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         12.4 NO PARTNERSHIP. Nothing contained in this Agreement shall be deemed or construed to create a partnership or a joint venture among the parties hereto, to cause CAGCO to be responsible in any way for the debts or obligations of the Companies, Cattleco or any other party, to cause the Companies to be responsible for the debts or obligations of CAGCO or to cause Holdco, Beefco or any other Company to be responsible in any way for the debts or obligations of Cattleco. The parties acknowledge that CAGCO and Beefco shall each be an independent contractor in the performance of the Services.

         12.5 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when delivered or mailed in accordance with provisions of the Definitive Agreement.

         12.6 SEVERABILITY AND INVALIDITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         12.7 FORCE MAJEURE. CAGCO and Beefco shall be excused from their individual obligations under this Agreement to the extent that any delay or failure in the performance of such obligations results from any cause beyond its reasonable control (and without the fault of CAGCO or Beefco), including, without limitation, performance by third parties, power failures, computer equipment or system failures, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorism, riots, insurrections, fires, explosions, earthquakes, floods, severe weather conditions or labor problems.

         12.8 CAPTIONS. The paragraph headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning of interpretation of this Agreement.

         12.9 AUTHORITY. Each party represents and warrants that the officer executing this Agreement on its behalf is duly authorized to so execute this Agreement, and this Agreement, when executed and delivered by such party, shall constitute the valid and binding agreement of such party, enforceable in accordance with its terms.

         12.10 AMENDMENTS. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by either party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

         12.11 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, writings, communications, negotiations, discussions and understandings between the parties pertaining to the subject matter hereof.

         12.12 AFFILIATES. Each of the Companies and Cattleco hereby acknowledges that CAGCO provides similar services to itself and its affiliates and subsidiaries and each of the Companies and Cattleco hereby waives any conflict which may be created thereby.

         12.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which is to be deemed an original, and all of which constitute, collectively, one agreement.

         13. EMPLOYEE SEVERANCE. Each party hereto shall be responsible for and pay any severance payments required to be paid to those of its employees providing Services to any other party hereto, and neither party shall change, amend, alter or adopt any severance plan with respect to its employees providing Services to the other without the prior consent of the other party hereto, such consent not to be unreasonably withheld. In addition, each party using the Services of the employees of another shall not terminate or otherwise take any action which would trigger such other party's severance obligations under this Section 13.

         14.      INSURANCE MATTERS.

         14.1 INSURANCE PROGRAMS. The Companies and Cattleco agree to use their commercially reasonable efforts to implement as of the date of this Agreement an insurance program consistent with past practices. If, as a result of an extraordinary or catastrophic event, insurance coverages are not available to the Companies and Cattleco, then the Companies and Cattleco will be allowed to participate in CAGCO's insurance program for a period of time no greater than six (6) months from the date of this Agreement. The Company and Cattleco shall reimburse CAGCO its actual cost in providing such insurance program to the Companies and Cattleco.

         14.2 PRODUCT RECALL INSURANCE. Notwithstanding the agreement of CAGCO and HOLDCO that the voluntary recalls announced on June 30, 2002 and July 19,

                  2002 of fresh and frozen beef products that may be contaminated with E. coli O157:H7 do not constitute an extraordinary or catastrophic event, for a term of six (6) months from the Closing Date, CAGCO shall allow HOLDO to elect at its option to "piggyback" on CAGCO's existing insurance policies relating to product recalls ("Product Recall Insurance"), subject to a $10,000,000 deductible and subject to the procurement of any consents from the insurers required under the underlying Product Recall Insurance policies. HOLDCO hereby agrees to pay to CAGCO an amount equal to US$1,000,000 plus the amount of any incremental costs incurred by CAGCO in providing such Product Recall Insurance to HOLDCO and its subsidiaries if it elects to "piggyback" on the Product Recall Insurance for such six (6) month period.

         15. BENEFIT PLANS. For sixty (60) days after the date of this Agreement, the Companies and Cattleco shall have the right to participate in CAGCO's benefit plans. The Companies and Cattleco shall reimburse CAGCO the amount of CAGCO's actual cost resulting from the Companies and Cattleco's participation in CAGCO's benefit plans.

         16. CONSENT TO JURISDICTION. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR DELAWARE STATE COURT SITTING IN WILMINGTON, DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.


             [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

CONAGRA FOODS, INC.,                         SWIFT FOODS COMPANY,
a Delaware corporation                       a Delaware corporation



By:   /s/ DWIGHT J. GOSLEE                   By: /s/ PATRICK J. KOLEY
      ------------------------------------      --------------------------------
Name: Dwight J. Goslee                       Name: Patrick J. Koley
Its:  Executive Vice President, Operations   Its: Vice President
          Control and Development

                                             S&C HOLDCO 2, INC.,
                                             a Delaware corporation



                                             By: /s/ PATRICK J. KOLEY
                                                --------------------------------
                                             Name: Patrick J. Koley
                                             Its: Vice President

                                             S&C HOLDCO 3, INC.,
                                             a Delaware corporation



                                             By: /s/ PATRICK J. KOLEY
                                                --------------------------------
                                             Name: Patrick J. Koley
                                             Its: Vice President

                                             SWIFT & COMPANY,
                                             a Delaware corporation


                                             By: /s/ PATRICK J. KOLEY
                                                --------------------------------
                                             Name: Patrick J. Koley
                                             Its: Vice President

                                             SWIFT CATTLE HOLDCO, INC.,
                                             a Delaware corporation



                                             By: /s/ PATRICK J. KOLEY
                                                --------------------------------
                                             Name: Patrick J. Koley
                                             Its: Vice President

                                             SWIFT BEEF COMPANY,
                                             a Delaware corporation



                                             By: /s/ Debra L. Keith
                                                --------------------------------
                                             Name: Debra L. Keith
                                             Its: Vice President, Tax

                                             SWIFT PORK COMPANY,
                                             a Delaware corporation



                                             By: /s/ DEBRA L. KEITH
                                                --------------------------------
                                             Name: Debra L. Keith
                                             Its: Vice President, Tax

                                             KABUSHIKI KAISHA SAC JAPAN,
                                             a Japanese stock corporation



                                             By: /s/ PATRICK J. KOLEY
                                                --------------------------------
                                             Name: Patrick J. Koley
                                             Its: Attorney-in-Fact

                                             S&C AUSTRALIA HOLDCO PTY.
                                             LIMITED, an Australian corporation



                                             By: /s/ PATRICK J. KOLEY
                                                --------------------------------
                                             Name: Patrick J. Koley
                                             Its: Attorney-in-Fact

                                             AUSTRALIA MEAT HOLDINGS PTY.
                                             LIMITED, an Australian corporation



                                             By: /s/ PATRICK J. KOLEY
                                                --------------------------------
                                             Name: Patrick J. Koley
                                             Its: Attorney-in-Fact

                                             BURCHER PTY. LIMITED, an Australian
                                             corporation



                                             By: /s/ PATRICK J. KOLEY
                                                --------------------------------
                                             Name: Patrick J. Koley
                                             Its: Attorney-in-Fact


                                             SWIFT REFRIGERATED FOODS, S.A.
                                             DE C.V.



                                             By: /s/ PATRICK J. KOLEY
                                                --------------------------------
                                             Name: Patrick J. Koley
                                             Its: Attorney-in-Fact

                                             MILLER BROS. CO., INC.,
                                             a Utah corporation



                                             By:  /s/ DEBRA L. KEITH
                                                --------------------------------
                                             Name: Debra L. Keith
                                             Its: Vice President, Tax

                                             MONFORT FOOD DISTRIBUTION
                                             COMPANY, a Colorado corporation



                                             By:  /s/ DEBRA L. KEITH
                                                --------------------------------
                                             Name: Debra L. Keith
                                             Its: Vice President, Tax

                                          MONFORT INTERNATIONAL SALES
                                          CORP., a Colorado corporation



                                          By:  /s/ DEBRA L. KEITH
                                             ----------------------------------
                                          Name: Debra L. Keith
                                          Its: Vice President, Tax

                                          MONFORT FINANCE COMPANY, INC.,
                                          a Colorado corporation



                                          By:  /s/ DEBRA L. KEITH
                                             ----------------------------------
                                          Name: Debra L. Keith
                                          Its: Vice President, Tax

                                          MONFORT, INC., a Delaware corporation



                                          By:  /s/ DEBRA L. KEITH
                                             ----------------------------------
                                          Name: Debra L. Keith
                                          Its: Vice President, Tax

                                  SCHEDULE "A"

All descriptions below include activities with respect to the listed services related to Day 1, transition services, and cutover immediately preceding termination of transition services.

                                                                        FEE
                                                                        ---
----------------------------------------------------------------------------------

MIS - includes all services required to maintain systems needed to support the Companies' operations consistent with past practices.
  This includes all services governed by applicable service level agreements (SLAs) currently existing between CAGCO and the Companies.1


Network - services required to maintain systems connectivity         $1,235,225(2)
  intra- and inter-location. Examples of Network Services include:
  Wide Area Network (WAN), E-Mail, Virtual Private Network (VPN),
  Internet, Web Support, and Audio Bridge.

Operations & Systems - services required to support                  $  198,092(2)
  hardware/servers used by the Companies, including mainframe, et
  al.

Customer Service - services required to support the user community   $  440,146(2)
  (e.g., call center / help desk).

Enterprise Business Systems - services required to maintain          $  192,924(2)
  software license agreements, and support for applications used by the Companies. Examples include: Oracle (G/L and Fixed Assets),
  Oracle databases, PeopleSoft, Walker, Lotus Notes, et al.
----------------------------------------------------------------------------------

----------
(1) MIS Services shall be provided to the Companies for a period of 12 months. On or before the nine (9) month anniversary of the date of this Agreement, the Companies shall advise CAGCO of their progress in developing internal capabilities or third party providers of the listed MIS Services. To the extent one or more of the Companies do not reasonably expect to have developed such capabilities or retained such third parties, the Companies shall be entitled to extend the CAGCO term for the MIS Services for up to an additional six (6) months from the twelve (12) month anniversary of the date hereof; provided, however, and notwithstanding the provisions of Sections 11.1, 11.2 and 11.3 to the extent any MIS Services are provided beyond the initial twelve (12) month term, the Companies shall be responsible for and shall indemnify and hold CAGCO harmless from any additional license fees, third party costs and/or any Costs incident to any Claim incurred by CAGCO or the Companies in connection with CAGCO providing such MIS Services.

(2) Stated fees are for a twelve (12) month period unless otherwise indicated. Actual fees will be based upon actual usage using the rate schedules attached hereto as Schedule D (with respect to the services listed thereon) or agreed upon monthly allocations.

                                                                        FEE
                                                                        ---
-----------------------------------------------------------------------------------

Data (Equipment, data lines, AGN, EDI) - services required to        $1,324,428(2)
  maintain data lines, associated equipment, and relevant contracts.

Microsoft Enterprise Agreement - services required to maintain the   $  362,701(2)
  Microsoft Enterprise Agreement software license agreements, and support for applications used by the Companies (including in
  Australia).

Data Migration - support for separation and migration of data             Pass
  related to the Companies' operations including historical            through of
  accounting data and data developed while receiving Services under   direct third-
  this Agreement. Support includes design and testing of data            party
  conversion programs, support during cutover, and assistance            costs
  researching the Companies' questions regarding the data.

Projects Underway and Changes During the Transition Services               Pass
  Period - support for the Companies - at their option - for systems    through of
  implementations or modifications in progress (e.g., PeopleSoft      direct third-
  Human Resources Management Systems and Payroll, and Microsoft           party
  Exchange). This service includes providing proper notification and      costs
  obtaining appropriate consent from the Companies for any proposed changes affecting projects underway and/or the Companies' data.

Knowledge Transfer - support for transfer of knowledge related to         Pass
  CAGCO-developed applications, tools, and processes, which are        through of
  required by the Companies to function as a stand alone operation.   direct third-
                                                                          party
                                                                          costs

Accounts Receivable / Credit - activities and systems required to   $1,078,677
  support credit research, cash application, and customer file maintenance.

Accounts Payable - activities and systems support for vendor        $  323,999
  master maintenance, check disbursements (drawing on separate bank accounts), and set-up of systems to enable outsourced disbursement via a third party selected by the Companies.
-----------------------------------------------------------------------------------

                                                                        FEE
                                                                        ---
-------------------------------------------------------------------------------------

Payroll / Benefits - activities and systems support for human      Payroll - $561,834
resources maintenance, payroll and benefits processing. This        Health & Welfare
includes all items covered under the current Human Resources           - $706,392
Business Center FY 03 Operating Budget Allocation, dated January      Retirement -
23, 2002. (Stated fees are for a twelve (12) month period. Actual       $198,082
fees will be based upon actual usage or as otherwise agreed.)        HRMS - $605,634

Market Research - includes all current services provided to Swift     $    50,000
Pork Company.

Risk Management - includes execution of trades and maintenance        Pass through
of associated accounts necessary for hedging of the Companies        of third-party
activities, including foreign currency exposure.(3)                   disbursements
                                                                           and
                                                                        expenses

Treasury/Cash Management                                                No charge

     o Provide support to transfer relevant bank accounts to the Companies, including the perfecting of liens and the separation of commingled accounts (i.e. separation of Cattleco and the Companies transactions into distinct accounts).
     o Establish procedures and payment mechanisms to handle financial transactions between Cattleco and Beefco.

Fixed Assets - activities and systems support for accounting for      Pass through
fixed assets.                                                           of direct
                                                                       third-party
                                                                          costs
-------------------------------------------------------------------------------------

----------
(3) Such services shall be provided pursuant to automatically renewing twelve
(12) month terms, subject to not less than ninety (90) days written notice of termination by either the Companies or CAGCO.

                                                                       FEE
                                                                       ---
----------------------------------------------------------------------------------

Taxes - activities and systems support for state and federal      Pass through
  tax income taxes, sales and use taxes, property taxes, and        of direct
  other related processing and reporting.(4)                       third-party
                                                                      costs

Long Distance and Cell Phone Usage                              Direct charge for
                                                                   actual usage


Computer Purchases                                              Direct charge for
                                                                   actual usage


Brokerage - Signature Meats(5)                                    $0.0125/lb of
                                                                   product sold

Brokerage - CRPF(6)                                               $0.10/lb of
                                                                   product sold

Government Affairs                                                $    54,000

Leased Employees and Associated Overhead Costs ConAgra              Direct costs
  International (Far East) Limited in Hong Kong shall lease             plus
  three (3) employees providing services to the Companies.          proportional
                                                                   allocation of
                                                                    fixed costs

ConAgra Integrated Logistics Group(7)                             $   667,403
----------------------------------------------------------------------------------

----------
(4) Notwithstanding the foregoing, none of the tax-related support or activities shall include return preparation. The parties' respective contractual obligations in respect of return preparation shall be governed by Article 13 of the Definitive Agreement. In the event of a conflict between the provisions of this Agreement and Article 13 of the Definitive Agreement, the Definitive Agreement shall control.

(5) Signature Meats brokerage services shall be provided pursuant to automatically renewing twelve (12) month terms, subject to not less than ninety
(90) days written notice of termination by either the Companies or CAGCO.

(6) Applicable only to sale of Armour branded marinated pork products. The parties agree to negotiate in good faith a market price for sales of other products of the Companies through CRPF.

(7) Such services shall be provided pursuant to automatically renewing twelve
(12) month terms, subject to not less than ninety (90) days written notice of termination by either the Companies or CAGCO.

                                                                       FEE
                                                                       ---
----------------------------------------------------------------------------------

Strategic Sourcing Group(8)                                        Pass through
                                                                     of vendor
                                                                      charges

Travel Agency                                                      Direct charge
                                                                     for actual
                                                                       usage
----------------------------------------------------------------------------------

----------

(8) Such services shall be provided pursuant to automatically renewing twelve
(12) month terms, subject to not less than ninety (90) days written notice of termination by either the Companies or CAGCO.

                                  SCHEDULE "B"

All descriptions below include activities with respect to the listed services related to Day 1, transition services, and cutover immediately preceding termination of transition services.

A. Services provided to Signature Meats:

FUNCTION                                                             FEE
--------                                                             ---

Purchasing                                                       $   17,897
Acct. Services                                                       43,643
MIS                                                                 657,174
Safety                                                               34,807
Benefits                                                             31,915
Human Resources                                                     138,847
Building and Grounds                                                241,672
                                                                 ----------
                                                                 $1,165,995

B.       Services provided to Corporate Insurance:

FUNCTION                                                             FEE
--------                                                             ---

Building and Grounds                                             $  193,337

C.       Foreign Sales Offices Services provided
         to CAGCO.

FUNCTION                                                             FEE
--------                                                             ---

         ConAgra Japan K.K. in Japan shall lease seven (7)     Direct costs plus
         employees providing services to CAGCO. Monfort           proportional
         International Sales Corp. in Korea shall lease one      allocation of
         (1) employee providing services to CAGCO.                fixed costs

D.       Services provided to ConAgra Holdings (Australia)
         Pty. Limited, ConAgra Wool Pty. Limited, ConAgra
         Finance Company Pty. Limited, ConAgra Trade Group
         Pty. Limited, CTG Australia Pty. Limited and
         Cropmate Fertilizers Pty. Limited

FUNCTION
--------

         Accounting, cash management and tax reporting           No charge

                                  SCHEDULE "C"

All descriptions below include activities with respect to the listed services related to Day 1, transition services, and cutover immediately preceding termination of transition services.

                                                                       FEE(9)
--------------------------------------------------------------------------------

MIS - includes all services required to maintain systems needed to support Cattleco's operations consistent with past practices.
  This includes all services governed by applicable service level agreements (SLAs) currently existing between CAGCO and Cattleco.

Network - services required to maintain systems connectivity         $  152,668
  intra- and inter-location. Examples of Network Services include:
  Wide Area Network (WAN), E-Mail, Virtual Private Network (VPN),
  Internet, Web Support, and Audio Bridge.

Operations & Systems - services required to support                  $    2,001
  hardware/servers used by Cattleco, including mainframe, et al.

Customer Service - services required to support the user             $   28,094
  community (e.g., call center / help desk).

Enterprise Business Systems - services required to maintain          $    1,949
  software license agreements, and support for applications used by
  Cattleco. Examples include: Oracle (G/L and Fixed Assets), Oracle databases, PeopleSoft, Walker, Lotus Notes, et al.

Data (Equipment, data lines, AGN, EDI) - services required to        $   58,332
  maintain data lines, associated equipment, and relevant
  contracts.

Microsoft Enterprise Agreement - services required to maintain       $   23,151
  the Microsoft Enterprise Agreement software license agreements, and support for applications used by Cattleco.
--------------------------------------------------------------------------------

----------
(9) Stated fees are for a twelve (12) month period unless otherwise indicated. Actual fees to be based upon actual period of usage.

-----------------------------------------------------------------------------------

Data Migration - support for separation and migration of data           Pass
  related to Cattleco's operations including historical accounting   through of
  data and data developed while receiving Services hereunder.       direct third-
  Support includes design and testing of data conversion programs,      party
  support during cutover, and assistance researching Cattleco's         costs
  questions regarding the data.

Projects Underway and Changes During the Transition Services            Pass
  Period - support for Cattleco - at their option - for systems      through of
  implementations or modifications in progress (e.g., PeopleSoft    direct third-
  Human Resources Management Systems and Payroll, and Microsoft         party
  Exchange). This service includes providing proper notification        costs
  and obtaining appropriate consent for any proposed changes affecting projects underway and/or Cattleco's data.


o Knowledge Transfer - support for transfer of knowledge                Pass
  related to CAGCO-developed applications, tools, and                through of
  processes, which are required by Cattleco to function as a        direct third-
  standalone operation.                                                 party
                                                                        costs

Accounts Receivable / Credit - activities and systems required        No Charge
to support credit research, cash application, and customer file maintenance.

Accounts Payable - activities and systems support for vendor           $20,681
master maintenance, check disbursements (drawing on separate bank accounts), and set-up of systems to enable outsourced
disbursement via a third party selected by Cattleco.

Payroll / Benefits - activities and systems support for human     Payroll - $11,736
resources maintenance, payroll and benefits processing. This      Health & Welfare
includes all items covered under the current Human Resources          - $14,755
Business Center FY 03 Operating Budget Allocation, dated January    Retirement -
23, 2002. (Actual fees will be based upon actual usage or as           $4,138
otherwise agreed.)                                                 HRMS - $12,650

Fixed Assets - activities and systems support for accounting for        Pass
fixed assets.                                                        through of
                                                                    direct third-
                                                                        party
                                                                        costs
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Taxes - activities and systems support for state and federal            Pass
income taxes, sales and use taxes, property taxes, and other tax     through of
related processing and reporting(10).                               direct third-
                                                                        party
Long Distance and Cell Phone Usage                                      costs

Computer Purchases                                                Direct charge for
                                                                    actual usage
Government Affairs
                                                                  Direct charge for
                                                                    actual usage
Packers and Stockyard Act - maintain PSA Bond (U.S.D.A. Bond No.
14-006-315) (and CAGCO guarantee or letters of credit required        No charge
to support issuance thereof without securitization) through
April 13, 2003                                                   Direct cost of PSA
                                                                        Bond
-----------------------------------------------------------------------------------

----------
(10) Notwithstanding the foregoing, none of the tax-related support or activities shall include return preparation. The parties' respective contractual obligations in respect of return preparation shall be governed by Article 13 of the Definitive Agreement. In the event of a conflict between the provisions of this Agreement and Article 13 of the Definitive Agreement, the Definitive Agreement shall control.

                                  SCHEDULE "D"

WAN SERVICES

                       FY '03 RATES FOR MONTHLY CHARGES

                                                                                           PVC3
                                                                                           AND
                                                                                           PVC4
                                                            PVC           PVC              SIZE      FY03
                       ACCESS   $ COST   PORT     $ COST     1    $ COST   2     $ COST    32 $      BASE                 HA AND
   CITY       STATE     SIZE    ACCESS   SIZE      PORT    SIZE    PVC 1  SIZE    PVC 2    COST      COST      SEVERITY   SNIFFER
   ----       -----    ------   ------   ----     ------   ----   ------  ----   ------    ----      ----      --------   -------

Farmington     MI               $    --          $     --         $    --        $    --           $  750.00   $     --   $      --
Hills

San Antonio    TX       1544    $315.00   256    $ 384.93  128    $155.61  128   $155.61           $  750.00   $     --   $      --

Greeley        CO       1544    $315.00   512    $ 599.13  256    $312.48  256   $312.48           $1,500.00   $ 100.00   $      --

San Antonio    TX       1544    $315.00   256    $ 384.93  128    $155.61  128   $155.61           $  620.00   $     --   $      --

Greeley        CO       1544    $315.00  1544   $1,224.72  512    $703.08        $    --           $2,500.00   $ 200.00   $1,075.00

                        1544    $315.00  1544   $1,224.72  512    $703.08        $    --           $      --   $     --   $      --

                        1544    $315.00  1544   $1,224.72  512    $703.08        $    --           $      --   $     --   $      --

                        1544    $315.00  1544   $1,224.72  512    $703.08        $    --           $      --   $     --   $      --

                        1544    $315.00  1544   $1,224.72  512    $703.08        $    --           $      --   $     --   $      --

                                $    --         $      --         $    --        $    --           $      --   $     --   $      --

Greeley        CO       1544    $315.00  1544   $1,224.72         $    --        $    --           $ 2,500.00  $ 200.00   $1,075.00

                        1544    $315.00  1544   $1,224.72  512    $703.08        $    --           $      --   $     --   $      --

                        1544    $315.00  1544   $1,224.72  512    $703.08        $    --           $      --   $     --   $      --

                                $    --         $      --         $    --        $    --           $      --   $     --   $      --

Edison         NJ       1544    $315.00   256   $  384.93  128    $155.61  128   $155.61           $   620.00  $     --   $      --

Tequesta       FL         56    $122.15    56   $   68.67   32    $ 40.95   16   $ 22.05           $   620.00  $     --   $      --
                                                                                           $81.90

LaSalle        CO       1544    $315.00   256   $  384.93  128    $155.61  128   $155.61           $   620.00  $     --   $      --

Sanford        FL       1544    $315.00   256   $  384.93  128    $155.61  128   $155.61           $   750.00  $     --   $      --

Malta          ID         56    $122.15    56   $   68.67   32    $ 40.95   32   $ 40.95           $   750.00  $     --   $      --

Garden City    KS       1544    $315.00   256   $  384.93  128    $155.61  128   $155.61           $ 1,500.00  $ 100.00   $      --

Honolulu       HI       1544    $315.00   256   $  384.93  128    $155.61  128   $155.61           $ 1,500.00  $ 100.00   $      --

Omaha          NE       1544    $315.00   256   $  384.93  128    $155.61  128   $155.61           $   750.00  $     --   $      --

Yuma           CO       1544    $315.00   256   $  384.93  128    $155.61  128   $155.61           $   750.00  $     --   $      --

Los Angeles    CA       1544    $315.00   256   $  384.93  128    $155.61  128   $155.61           $ 1,500.00  $ 100.00   $      --

Hyrum          UT       1544    $315.00   256   $  384.93  128    $155.61  128   $155.61           $ 1,500.00  $ 100.00   $      --

Denver         CO       1544    $315.00   256   $  384.93  128    $155.61  128   $155.61           $   750.00  $     --   $      --

Grand Island   NE       1544    $315.00   512   $  599.13  256    $312.48  256   $312.48           $ 1,500.00  $ 100.00   $      --

Greeley        CO       1544    $315.00   256   $  384.93  128    $155.61  128   $155.61           $   750.00  $     --   $      --

Friona         TX       1544    $315.00   256   $  384.93   64     $68.67  128   $155.61           $ 1,500.00  $ 100.00   $      --

Greeley        CO       1544    $315.00  1544   $1,224.72  512    $703.08  512   $703.08           $ 2,500.00  $ 200.00   $1,075.00

                        1544    $315.00  1544   $1,224.72  512    $703.08  512   $703.08           $       --  $     --   $      --

                                $    --         $      --         $    --        $    --           $      --   $     --   $      --

Chicago        IL       1544    $315.00   256   $  384.93  128    $155.61  128   $155.61           $   620.00  $     --   $      --

Garden City    KS       1544    $315.00   256   $  384.93  128    $155.61  128   $155.61           $ 1,500.00  $ 100.00   $      --

Greeley        CO       1544    $315.00   256   $  384.93  128    $155.61  128   $155.61           $   750.00  $     --   $      --

Phoenix        AZ       1544    $315.00   128   $  279.72   64    $ 68.67   64   $ 68.67           $   620.00  $     --   $      --

Tokyo          JAPAN    1544    $315.00   128   $  279.72   64    $ 68.67   64   $ 68.67           $   750.00  $     --   $      --

Monterey       MEXICO   1544    $315.00   128   $  279.72   64    $ 68.67   64   $ 68.67           $   750.00  $     --   $      --

Cactus         TX       1544    $315.00   512   $  599.13  256    $312.48  256   $312.48           $ 1,500.00  $ 100.00   $      --

NETWORKING SERVICES

CHARGEBACK               FY 03 UNIT COST          METRIC - FY03

1. EMAIL                       N/A

                           $5.00/MO               MAILBOX <20MB

                           $7.00/MO               MAILBOX 20MB - 75MB

                          $25.00/MO               MAILBOX >75MB

                           $5.00/MO               FAX - INBOUND



2. VPN                       $10/MO               PER VPN USER

                             $77/MO               OFFICE FEE



3. INTERNET                $5.00/MO               PER INTERNET USER



4. WEB SUPPORT              $100/MO               TIER 1 - PLATFORM ONLY

                            $500/MO               TIER 2 - SIMPLE

                           $1000/MO               TIER 3 - MEDIUM

                           $2000/MO               TIER 4 - COMPLEX

                              20%                 NON STANDARD TECHNOLOGY FEE

                            $100/MO               LOTUS NOTES APPLICATION HOSTING

5. AUDIO BRIDGE             $  2                  PER PORT

OPERATIONS SERVICES

CHARGEBACK               FY 03 UNIT COST                    METRIC - FY03

1. MAINFRAME                   $0.055             MIP - PRIME TIME
                               $0.025             MIP - NON PRIME TIME
2. UNIX                          N/A
OPEN SYSTEMS                     N/A
                               $43.78             UNIX BASIC - PER SPECINT/MO
                               $67.32             UNIX HIGH AVAIL - PER SPECINT/MO
                               $83.41             UNIX SUN E10K - PER SPECINT/MO

3. NT                            N/A
OPEN SYSTEMS                     N/A
                               $13.12             NT BASIC - PER SPECINT/MO
                               $20.35             NT HIGH AVAIL - PER SPECINT/MO
                               $36.43             NT CITRIX - PER SPECINT/MO

4. STORAGE                      $1.88             ENTERPRISE TAPE - GB/MO
                                $0.65             DEPARTMENTAL TAPE  -  GB/MO
                                 N/A
                               $15.85             ENTERPRISE DISK  -  GB/MO
                                $6.96             DEPARTMENTAL DISK  -  GB/MO
                               $11.52             NETWORK ATTACHED STORAGE (NAS)  -  GB/MO
                                $9.24             BUSINESS CONTINUOUS VOLUME (BCV)  -  GB/MO

CUSTOMER SERVICES

CHARGEBACK               FY 03 UNIT COST                  METRIC - FY03

1. HELPDESK                       N/A
                               $ 2.00             TIER 1 - PER CASE
                               $12.00             TIER 2 - PER CASE
                               $20.00             TIER 3 - PER CASE